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NEWS RELEASE

EVEREST REINSURANCE HOLDINGS, INC.
Three Gateway Center, Newark, N.J. 07102-4082

Contact:
Janet Burak Melchione
                                                           For Immediate Release
Senior Vice President and
General Counsel 201.802.6996

                    EVEREST REINSURANCE NAMES NEW DIRECTOR

NEWARK, New Jersey (August 1, 1996) -- Everest Reinsurance Holdings, Inc. (NYSE: RE) announced today that it has named Robert A. Mulderig to its Board of Directors.

Mr. Mulderig is Chairman and Chief Executive Officer of Mutual Risk Management Ltd., a Bermuda holding company whose subsidiaries provide risk management and related services to clients participating in the alternative risk market. Mr. Mulderig also holds senior positions with Bermuda and U .S. insurance companies, and serves on the Board of Directors of a number of captive insurance and reinsurance companies. Everest Chairman and Chief Executive Officer Joseph V. Taranto said, "Rob Mulderig's many years of experience in the insurance and reinsurance business will be a great assset to the Company, and we are most excited that he has joined our Board."

Through its subsidiaries, Everest Reinsurance Company and Everest Reinsurance Ltd., the Company provides reinsurance to property and casualty insurers both domestically and in international markets. Its subsidiary, Everest National Insurance Company, provides property and casualty insurance to policyholders in the United States.





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